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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VitaCube Systems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1575085
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

480 South Holly Street, Denver, Colorado 80246
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Units, each consisting of two shares of Common stock, one Class A public warrant to purchase one share of Common Stock and one Class B public warrant to purchase one share of Common Stock	American Stock Exchange
Common Stock, par value $0.001 per share	American Stock Exchange
Class A public warrants	American Stock Exchange
Class B public warrants	American Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this Form relates: SEC Registration No. 333-121063.

        Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered.

        The description of securities required by this Item is contained under the heading "Description of Securities" in our Registration Statement on Form SB-2, File No. 333-121063, originally filed with the Securities and Exchange Commission on December 7, 2004, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the "Registration Statement"). Such part of the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

        The following Exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

Exhibit Number	Description
1	Form of Underwriting Agreement(1)
2	Articles of Incorporation(2)
3	Amendment to Articles of Incorporation(3)
4	Certificate of Change(5)
5	Certificate of Correction(5)
6	Bylaws(2)
7	Form of Lockup Agreement No. 1(4)
8	Form of Lockup Agreement No. 2(4)
9	Form of Extension to Lockup Agreement(5)
10	Form of Warrant Agent Agreement(4)
11	Form of Underwriters' warrant(1)
12	Unit Certificate(4)
13	Form of Class A public warrant Certificate(4)
14	Form of Class B public warrant Certificate(4)
15	Sample Common Stock Certificate(4)

(1)
Filed with Amendment No. 1 to the Registration Statement on Form SB-2 on January 18, 2005, and incorporated herein by reference.

(2)
Filed with the registration statement on Form SB-2 on February 27, 2001, and incorporated herein by reference.

(3)
Filed with the Form 10-QSB on November 14, 2003, and incorporated herein by reference.

(4)
Filed with the Registration Statement on Form SB-2 on December 7, 2004, and incorporated herein by reference.

(5)
Filed with Amendment No. 3 to the Registration Statement on Form SB-2 on March 9, 2005, and incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VITACUBE SYSTEMS HOLDINGS, INC.
Date: March 31, 2005	By:	/s/ EARNEST MATHIS, JR. Earnest Mathis, Jr., Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE